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                                                                    Exhibit 10.1


                                                              April 30, 2001

Jonathan Schull


Dear Jonathan:

         SoftLock.com, Inc. (the "Company") makes the following offer to you in recognition of your past service to the Company and your agreement to act as the President and Chief Executive Officer of the Company:

         1. The Company shall pay you a monthly salary of fourteen thousand five hundred eighty-three and 33/100 dollars ($14,583.33).

         2. The Company shall continue to provide to you all of the benefits that you currently receive as an employee of the Company for so long as the Company's benefit plans remain available to the Company, and the Company shall use commercially reasonable efforts to continue such benefit plans for the duration of your employment.

         3. You hereby agree that the Company has no obligations to you for compensation or benefits other than for the compensation and benefits that are described herein. You hereby waive all claims against the Company for compensation and benefits other than those claims relating to the compensation and the benefits that the Company has agreed to provide to you herein.

         4. You agree to act as the President and Chief Executive Officer for a term (the "Term") of thirty (30) days, after which your employment as President and Chief Executive Officer will be at-will. You agree to serve on the Board of Directors of the Company for so long as you remain employed by the Company in any capacity.

         5. The Company will continue to indemnify you as a director and executive officer of the Company consistent with the Company's by-laws. The Company agrees to make its best efforts to cause the Company's Certificate of Incorporation to be amended to add the language contained in EXHIBIT A attached hereto. The Company shall make all commercially reasonable efforts to obtain director and officer insurance. The Company shall not be obligated to purchase such insurance other than at commercially reasonable rates. The Company shall purchase the extension of the current director and officer insurance policy.

         6. The Company shall pay you on the first business day following the signing of the Letter of Intent, an amount of one hundred fifty thousand dollars ($150,000). In consideration therefor, you hereby waive all claims against the Company for compensation and benefits other than those claims relating to the compensation and the benefits that the Company has agreed to provide to you herein.

         7. The Company will cancel or otherwise terminate that certain non-recourse promissory note (the "Note") from you to the Company, dated June 22, 1996, in the principal amount of two hundred fifty-five thousand nine hundred twenty dollars ($255,920), plus any accrued interest. You hereby agree that all of the shares that secure the Note will be delivered to the Company and cancelled in consideration of the cancellation or termination of said Note. The Company will endeavor in good faith to structure this transaction to maximize the tax efficiencies for you so long as they do not adversely affect the Company.

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         8.       Consistent with the recommendations of the Company's legal advisors and with the consent of all of the Company's preferred shareholders, as required, the Company will establish an executive incentive compensation plan that will provide a mutually agreeable equity or cash incentive to operate the Company, or sell, liquidate or develop the value of the assets of the Company at their maximum value.

         9. The Company will use its reasonable best efforts to obtain all necessary consents from creditors, preferred shareholders or any other parties to which it may be bound, in order to effectuate the terms hereof.

         10. You hereby acknowledge that you are party to a non-competition and non-disclosure agreement with the Company and that you continue to remain bound by that agreement.

         11. As President and Chief Executive Officer, you will have day-to-day control of the Company, subject to the supervision of the Company's Board of Directors.


         If you agree to the terms stated above, please sign below.


                                                /s/ JONATHAN SCHULL
                                                -------------------
                                                Jonathan Schull

SOFTLOCK.COM, INC.


/s/ SCOTT W. GRIFFITH
---------------------
By: Scott W. Griffith
President and Chief Executive Officer